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                                                                     Exhibit 1.1



                                  9,375,000 Shares

                               JOURNAL REGISTER COMPANY

                        COMMON STOCK, PAR VALUE $.01 PER SHARE


    UNDERWRITING AGREEMENT







______ __, 1997

                                                                ______ __, 1997





Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
Chase Securities Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch International
Bear, Stearns International Limited
Chase Manhattan International Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

              Journal Register Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 9,375,000 shares of its common stock, par value $.01 per share
(the "Firm Shares").

              It is understood that, subject to the conditions hereinafter stated, 7,500,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International


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Underwriters of even date herewith), and 1,875,000 Firm Shares (the
"International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons.

Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Chase Securities Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch International, Bear, Stearns International Limited and Chase Manhattan International Limited shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters".

              Warburg, Pincus Capital Company, L.P. ("WPCC"), Warburg, Pincus Capital Partners, L.P. ("WPCP"), and Warburg, Pincus Investors, L.P. ("Investors") are collectively referred to as the "Warburg Entities".
WPCP proposes to sell to the several U.S. Underwriters an aggregate of not more than an additional 1,406,250 shares of common stock, par value $.01 per share of the Company (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Warburg Entities are hereinafter sometimes collectively referred to as the "Sellers."

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating



                                          2

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to the Shares.  The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

              1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.(3) The Company represents and warrants to and agrees with each of the Underwriters that:

              (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the Company's knowledge threatened by the Commission.

              (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a

____________________
(3) If the Company is instituting a Directed Share Program in connection with the offering, additional provisions will be required throughout the document.


                                          3

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    material fact or omit to state a material fact required to be stated
    therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the

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    earnings, business or operations of the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

              (e) This Agreement has been duly authorized, executed and delivered by the Company.

              (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

              (g) The shares of Common Stock (including the Shares to be sold by the Warburg Entities hereunder) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

              (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

              (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

              (j) There has not occurred any material adverse change, or any development which would reasonably be

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    expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

              (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

              (l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

              (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the

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    aggregate, be reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

              (p) The Company and its subsidiaries have good title in fee simple to all real property (which to the Company's knowledge is marketable) and own all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as have not resulted in and would not reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except to an extent and with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus and except as have not resulted in, and would not reasonably be expected to result in, a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              (q) The Company and its subsidiaries own or possess, have adequate licenses or other rights to use or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures),

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    trademarks, service marks and trade names currently employed by them or necessary to conduct their business in the manner described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              (r) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, except as described in or contemplated by the Prospectus, and except as has not resulted in, and would not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

              (s) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate for, and customary in, the businesses in which they are engaged.

              (t) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as described in the Prospectus or as has not resulted in, and would not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such

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    certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

              (u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (v) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

              (w) The merger of Journal Register Company, LLC with and into the Company, with the surviving entity being a Delaware corporation, and the contribution of Integrated Newspaper Systems, Inc. to the Company have each been consummated.

              (x) The Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

              (y) All of the information contained in the Registration Statement and the Prospectus relating to the year of origination, year of acquisition, or circulation of the Company's publications has been obtained either from the books and records of the Company, in which event all of such information is true and correct in all material respects, or from published surveys which the Company reasonably believes are a reliable estimate of the matters set forth therein.

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              2.   REPRESENTATIONS AND WARRANTIES OF WARBURG ENTITIES.  Each of
the Warburg Entities represents and warrants to and agrees with each of the Underwriters that:

              (a) Such Warburg Entity has been duly organized, and is validly existing as a limited partnership in good standing under the laws of the State of Delaware has the power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on it or materially impair its ability to consummate the transactions contemplated hereby.

              (b) To the knowledge of such Warburg Entity, all the representations of the Company set forth in Section 1 are true and correct.

              (c) This Agreement has been duly authorized, executed and delivered by such Warburg Entity.

              (d) The execution and delivery by such Warburg Entity of, and performance by it of its obligations under, this Agreement, will not contravene any provision of applicable law or the certificate of limited partnership or agreement of limited partnership of such Warburg Entity or any agreement or other instrument binding upon it, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by it of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

              (e) Such Warburg Entity has, and on the Option Closing Date (as defined below) will have, good, valid and marketable title to the Shares to be sold by it and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell,

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    transfer and deliver the Shares to be sold by it pursuant to this
    Agreement.

              (f) Delivery of the Shares to be sold by such Warburg Entity pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

              (g) The Registration Statement, when such Registration Statement became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact with respect to the Warburg Entities or omit to state a material fact with respect to the Warburg Entities required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact with respect to the Warburg Entities or omit to state a material fact with respect to the Warburg Entities necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              3. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its name at U.S. $____(4) a share (the "Purchase Price").

                             On the basis of the representations and warranties
contained in this Agreement, and subject to its terms and conditions, WPCP agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,406,250 Additional Shares from WPCP, up to


_____________________
(4) Insert offering price less underwriting fee, management fee and selling concession.

(5) Three blanks should total 15% of Firm Shares.

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at the Purchase Price.  If the U.S. Representatives, on behalf of the
U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company and the Warburg Entities in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such Additional Shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

              Each of the Company and the Warburg Entities hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (in the case of the Warburg Entities, whether such shares or any such securities are now owned by the Warburg Entities or are hereafter acquired) or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (C) the issuance by the Company of

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the Bonus Shares (as such term is defined in the Prospectus) to persons who have executed lock-up agreements in the form of Exhibit A.

              4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S. $____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $____ a share, to any Underwriter or to certain other dealers.

              5. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City at the office of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on _____ __, 1997,(6) or at such other time on the same or such other date, not later than _____ ___, 1997,(7) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

              Payment for any Additional Shares shall be made in Federal or other funds immediately available in New York City at the office of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other

_____________________
(6) Insert date 3 business days or, in the event the offering is priced after 4:30 P.M. Eastern Time, 4 business days after date of Underwriting Agreement.

(7) Insert date 5 business days after the date inserted in accordance with the previous note.

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date, in any event not later than ___________, 1997(8),  as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

              Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

              6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

                             The several obligations of the Underwriters are
subject to the following further conditions:

              (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                   (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities which are rated as of the date of this Agreement, if any, by any "nationally recognized statistical rating


____________________
(8) Insert date 10 business days after the expiration of the greenshoe option.

         organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                   (ii) there shall not have occurred any change, or any development which would reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

              (b)  The Underwriters shall have received:

                   (i) on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied by it hereunder on or before the Closing Date; and

                   (ii) on each of the Closing Date and the Option Closing Date a certificate, dated as of such date and signed by the general partner of each of the Warburg Entities, to the effect that the representations and warranties of such Warburg Entity contained in this Agreement are true and correct as of such date and that such Warburg Entity has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied by it hereunder on or before such date.

                             The officer signing and delivering such
         certificate may rely upon his or her knowledge after inquiry of relevant employees and counsel as to proceedings threatened.

              (c) The Underwriters shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                   (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole;

                   (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;


                   (iii) the shares of Common Stock (including the Shares to be sold by the Warburg Entities) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                   (iv) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                   (v) this Agreement has been duly authorized, executed and delivered by the Company;

                   (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (B) any agreement or other instrument either (x) filed as an exhibit to the Registration Statement or (y) which is known to such counsel and which is binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (C) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary which is either (x) described in the Registration Statement, or (y) known to such counsel, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                   (vii) the statements (A) in the Prospectus under the captions "Risk Factors -- Influence by Existing Stockholder," "Risk Factors -- Anti-Takeover Effect of Certain Certificate of Incorporation and By-Laws Provisions," "Risk Factors -- Shares Eligible for Future Sale," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management
         Bonus Plan," "Management -- Compensation Pursuant to
         Plans -- Long-Term Incentive Plan Award" "Management -- Compensation Pursuant to Plans -- Management Bonus Plan," "Management -- Compensation Pursuant to Plans -- 1997 Stock Incentive Plan," "Management -- Compensation Pursuant to Plans -- Pension Plan," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, legal documents or legal proceedings referred to therein, fairly present the information called for by applicable law with respect to such legal matters, legal documents and legal proceedings and fairly summarize the matters referred to therein within the context of such applicable law;

                   (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                   (ix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                   (x) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and supporting notes and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and

                   (xi) The merger of Journal Register Company, LLC with and into the Company, with the surviving entity being a Delaware corporation, and the contribution of Integrated Newspaper Systems, Inc. to the Company have been consummated as described in the Prospectus.

              In addition, such counsel shall state that nothing has come to their attention that leads them to believe that the Registration Statement at the time the Registration Statement became effective (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, but are without independent check or verification.

              In their opinion, counsel shall expressly authorize Willkie Farr & Gallagher to rely on said opinion.

              With respect to paragraph (c) above, Wachtell, Lipton, Rosen & Katz may rely with respect to factual matters to the extent Wachtell, Lipton, Rosen & Katz deems appropriate, upon the representations and certifications of the Company contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

              (d) The Underwriters shall have received on the Closing Date an opinion of Seyfarth, Shaw, Fairweather & Geraldson, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                   (i) each Significant Subsidiary (as such term is defined in Regulation S-X of the Securities Act) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and

                   (ii) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a wholly owned subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

              In their opinion, counsel shall expressly authorize Willkie Farr & Gallagher to rely on said opinion.

              With respect to paragraph (d) above, Seyfarth, Shaw, Fairweather & Geraldson may rely with respect to factual matters to the extent such counsel deems appropriate, upon the representations and certifications of the Company contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

              (e) The Underwriters shall have received on the Closing Date an opinion of Kelley Drye & Warren LLP, special counsel to the Warburg Entities, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                   (i) Each of the Warburg Entities has been duly organized, and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on it or materially impair its ability to consummate the transactions contemplated hereby;

                   (ii) this Agreement has been duly authorized, executed and delivered by each of the Warburg Entities;

                   (iii) the execution and delivery by each of the Warburg Entities of, and performance by each of the Warburg Entities of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of limited partnership or agreement of limited partnership of such Warburg Entity or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Warburg Entity or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Warburg Entity, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Warburg Entities of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Additional Shares;

                   (iv) Based solely on a review of the Company's transfer ledger, which was certified by the Company as being true, correct and complete, and a review of the relevant stock certificates, each of the Warburg Entities has valid title to the Shares to be sold by such Warburg Entity; each of the Warburg Entities and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Warburg Entity pursuant to this Agreement; and

                   (v) delivery of the shares to be sold by each of the Warburg Entities pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming that each U.S. Underwriter purchases the shares in good faith without notice of any adverse claim.

              In their opinion, counsel shall expressly authorize Willkie Farr & Gallagher to rely on said opinion.

              With respect to paragraph (e) above, Kelley Drye & Warren LLP may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations and certifications of the Warburg Entities contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

              (f) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iv),
    (v), (vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (x) of paragraph (c) above.

              In addition, such counsel shall state that nothing has come to their attention that leads them to believe that the Registration Statement at the time the Registration Statement became effective (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, but are without independent check or verification.

              The opinion of Wachtell, Lipton, Rosen & Katz described in paragraph (c) above, the opinion of Seyfarth, Shaw, Fairweather & Geraldson (d) above and the opinion of Kelley Drye & Warren LLP in paragraph (e) above shall be (and each shall state that it is) rendered to the Underwriters at the request of the Company.

              (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

              (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and all of the executive officers and directors of the Company, all of the people listed on Exhibit B, who are the only people who will receive Bonus Shares (as such term is defined in the Prospectus), and each of the Warburg Entities relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to you on or before the date hereof, and shall be in full force and effect on the Closing Date.

              (i) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other documents customarily required by the Underwriters related to the issuance of the Additional Shares as are customarily requested in connection with such an option.

              7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

              (a) To furnish to you, without charge, eleven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

              (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

              (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

              (d) To endeavor, in cooperation with you, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

              (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

              (f) To issue Bonus Shares only to persons who have delivered a lock-up agreement to you in the form of Exhibit A.

              8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws or Blue Sky laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the costs of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as specifically provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and expenses associated with the preparation of prospectus memorabilia.

              The Warburg Entities agree to pay or cause to be paid (i) all taxes, if any, on the transfer and sale, if any, of the Additional Shares and
(ii) all costs and expenses incident to the performance of the obligations of the Warburg Entities under this Agreement, including, but, not limited to, all expenses incident to the delivery of the Shares to be sold by the Warburg Entities and the fees and expenses of counsel for the Warburg Entities.

              The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

              9.   INDEMNITY AND CONTRIBUTION.

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by or on behalf of each such person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration

    Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or the Prospectus, in light of the circumstances under which it was made), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares sold by the Company to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

              (b) The Warburg Entities agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter, and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact with respect to the Warburg Entities contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact with respect to the Warburg Entities required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or the Prospectus, in light of the circumstances under which it was made), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares sold by the Company to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. The liability of the Warburg Entities under the indemnity agreement contained in this paragraph or for breach of their representations and warranties contained in Section 2 hereof shall be limited to an amount equal to the net proceeds, if any, received by the Warburg Entities from the offering of the Shares sold by the Warburg Entities. In addition, the Warburg Entities shall not be liable under the indemnity agreement contained in this paragraph unless and until you, as Managers of the offering, have made written demand on the Company for payment under this paragraph and the amount specified in such demand is not paid in full by the Company within 60 days after receipt of the demand by the Company.

              (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Warburg Entities and each person, if any, who controls the Company or the Warburg Entities within the meaning of either Section 15 of the Securities Act or Section 20 of the

    Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

              (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this
    Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) or (b) of this Section 9, and by the Company, in the case of parties indemnified pursuant to paragraph (c) of this Section 9. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (e)  To the extent the indemnification provided for in paragraph
    (a), (b) or (c) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

              (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
    (e) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
    Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Warburg Entities shall not be required to contribute an amount in excess of the amount by which the net proceeds of the offering received by Warburg Entities exceeds the amount of any damages that Warburg Entities have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
    Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
    Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              (g)  The indemnity and contribution provisions contained in this
    Section 9 and the representations, warranties and other statements of the Company and the Warburg Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Warburg Entities or any person controlling the Warburg Entities or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

              10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

              11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

              If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

              If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

              12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature Page Follows]

              14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       JOURNAL REGISTER COMPANY

                                       By:  ______________________
                                       Name:     Robert M. Jelenic

                                       Title:    President and Chief
                                                 Executive Officer

                                       WARBURG, PINCUS CAPITAL COMPANY, L.P.

                                       By:  Warburg, Pincus & Co.
                                       Its:  General Partner

                                            By:  ___________________
                                            Name:
                                            Title: Partner

                                       WARBURG, PINCUS CAPITAL PARTNERS, L.P.

                                       By:  Warburg, Pincus & Co.
                                       Its:  General Partner

                                            By:  ___________________
                                            Name:
                                            Title: Partner

                                       WARBURG, PINCUS INVESTORS, L.P.

                                       By:  Warburg, Pincus & Co.
                                       Its:  General Partner

                                            By:  ___________________
                                            Name:
                                            Title: Partner

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule I hereto.

    By:  Morgan Stanley & Co.
                Incorporated

By:  ___________________
    Name:
    Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES
  CORPORATION
MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
CHASE MANHATTAN INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.


By Morgan Stanley & Co. International Limited

    By: ____________________
    Name:
    Title:

                                      SCHEDULE I





                                                             Number of
                                                            Firm Shares
       Underwriter                                        To Be Purchased
       -----------                                        ---------------

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
   Securities Corporation
Merrill Lynch, Pierce, Fenner
    & Smith Incorporated
Bear, Stearns & Co. Inc.
Chase Securities Inc.



                                                            ____________
  Total U.S. Firm Shares...........

                                                            ============

                                     Schedule II

                              INTERNATIONAL UNDERWRITERS




                                                             Number of
                                                            Firm Shares
       Underwriter                                        To Be Purchased
       -----------                                        ---------------

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities
          Corporation
Merrill Lynch International
Bear, Stearns International Limited
Chase Manhattan International Limited

                                                           _____________


Total International Firm Shares
                                                           =============

                                                                      EXHIBIT A

                               [FORM OF LOCK-UP LETTER]



                                                            ____________, 1997

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
Bear, Stearns & Co. Inc.
Chase Securities Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch International
Bear, Stearns International Limited
Chase Manhattan International Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Journal Register Company, a Delaware corporation (the "Company"), Warburg, Pincus Capital Company, L.P., Warburg, Pincus Capital Partners, L.P., and Warburg, Pincus Investors, L.P., providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters") of up to ___ shares (the "Shares") of the common stock, par value $.01 per share of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or
(2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

               Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The Public Offering or purchase of Shares with respect thereto will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiations between the Company and the Underwriters.

                                        Very truly yours,

                                        -----------------------------------
                                        (Name)


                                        -----------------------------------
                                        (Address)

                                      EXHIBIT B

                              RECIPIENTS OF BONUS SHARES




                                          3